Exhibit 10.1

BIOHITECH GLOBAL, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into by and between BioHiTech Global, Inc., a Delaware corporation (the “Company”), and the undersigned purchaser or purchasers (the “Purchaser”, and collectively with other purchasers similarly situated, the “Purchasers”) as of the latest date set forth on the signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Purchaser hereby agree as follows:

1.       Purchase of Securities.

(a)       Subject to the terms and conditions of this Agreement, the undersigned Purchaser hereby subscribes for units (the “Units”), each Unit comprised of: (i) an unsecured subordinated convertible promissory note (“Note”), in the form attached as Exhibit C hereto, in the principal amount of $50,000 and convertible into shares (“Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), as described below and (ii) a five-year warrant (“Warrant”), in the form attached as Exhibit D hereto, to purchase such number of shares of Common Stock equal to the number of Shares issuable upon conversion of the corresponding Note (sometimes the Notes, the Shares and the Warrant are collectively referred to as the “Securities”). The total amount to be paid for the Securities shall be the amount accepted by the Company in connection with this investment, which may be less than or equal to the amount indicated by the undersigned Purchaser on the signature page hereto (the “Subscription Amount”).  The offering, purchase and sale of Securities is referred to herein as the “Offering.”

(b)       The Units are being offered by the Company only to persons who qualify as “accredited investors” or “qualified institutional buyers” as defined in Rule 501 of Regulation D or persons who are not “U.S. persons” as defined in Rule 902(k) of Regulation S, each as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company shall sell a minimum of two (2) Units (the “Minimum Amount”) and up to a maximum of thirty (30) Units (the “Maximum Amount”) to Purchasers, for an aggregate gross proceeds to the Company of $100,000 to $1,500,000. The Minimum Subscription Amount that any single Purchaser may invest in this Offering is $50,000, provided that the Company may, in its sole discretion and without any notice to the other Purchasers, accept Subscription Amounts for lesser amounts. The Units are being sold on a “best efforts, all or none” basis with respect to the Minimum Amount and on a “best efforts” basis with respect to the Maximum Amount. Subscriptions for Units may not be revoked once tendered, except pursuant to law. The Company may in its sole discretion and without any notice to the other Purchasers, increase the Maximum Amount by $250,000.

(c)       The Note shall accrue interest at a rate of 8% per annum. Subject to one or more Optional Conversions (as defined below), the principal amount of the Note, as well as all other amounts payable under the Note, including interest, shall be repaid on the earliest of (x) the date of the Listing (as defined below), (y) the date of the Change of Control (as defined in the Note), and (z) 24 months after the Initial Closing Date (the “Calendar Due Date”) (as defined below). Such time is referred to as “Maturity”. All amounts to be paid at Maturity, except for interest, shall be paid in shares of the Company’s Common Stock at a per-share conversion price (the “Conversion Price”) equal to the lowest of: (i) $2.75 (the “Closing Price”), (ii) the Listing Price (as defined below), (iii) the Public Offering Price (as defined below), (iv) the Private Offering Price (as defined below), and (v) the Change of Control Price (as defined in the Note).  Interest due at Maturity shall be paid at the Company’s option in shares, or cash, or a mix of both, with the amount of any such shares being determined at a per-share conversion price equal to the closing price of the Company’s Common Stock on the U.S. public trading market on which the Common Stock then trades on the trading day immediately prior to the payment date.  Prior to Maturity, the Note shall be convertible, in whole or in part, along with a proportional amount of all other amounts then payable under the Note, including interest, at the holder’s option, at the Closing Price (each such optional conversion, an “Optional Conversion”). All amounts to be paid upon an Optional Conversion, except for interest, shall be paid in shares of the Company’s Common Stock. Interest to be paid upon an Optional Conversion shall be paid at the Company’s option in shares, or cash, or a mix of both.

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As used herein, the “Listing Price” means the lower of the opening and closing per-share market prices (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to the Company’s capital stock after the date hereof) on such day that the Company’s Common Stock is first traded on The Nasdaq Stock Market or NYSE MKT (the “Listing”), the “Public Offering Price” means the price per share (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to the Company’s capital stock after the date hereof) paid by public investors in an underwritten public offering conducted in connection with the Listing, without regard to any underwriting discount or other offering expense (such an offering, a “Public Offering”), and the “Private Offering Price” means the lowest price per share (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to the Company’s capital stock after the date hereof) paid by investors in any private equity, equity-linked or debt financing (other than this Offering) conducted after the date hereof prior to the Listing, without regard to any broker’s fee or other offering expense. To the extent there are differences in the terms of the Note as described herein and as described in the Note, the terms as described in the Note shall prevail.

(d)       The Warrant has a five (5) year term expiring on that date that is five (5) years after the issue date (the “Expiration Date”).  The Warrant shall be exercisable in whole or in part at any time beginning on the date on which the Note issued in connection herewith has been converted into Common Stock and continuing thereafter and from time to time on or prior to the Expiration Date. The Warrant shall be exercisable for such number of shares of Common Stock equal to the number of Shares issuable upon conversion of the corresponding Note at a per-share exercise price equal to 120% of the Conversion Price; provided, however, that if the Conversion Price is ever adjusted pursuant to the terms of the Note (the “Adjusted Conversion Price”), the exercise price of the Warrant shall be adjusted for any unexercised Warrants such that the exercise price will equal 120% of the Adjusted Conversion Price. To the extent there are differences in the terms of the Warrant as described herein and as described in the Warrant, the terms as described in the Warrant shall prevail.

(e)       Units shall be delivered to the Purchaser in the form of separate Notes and Warrants.

(f)       The Company is conducting this Offering without a third party broker or placement agent; however, the Company may engage such a third party at any time during the pendency of the Offering in its sole discretion pursuant to such terms and conditions as, the Company may deem necessary or appropriate in its sole discretion.

2.       Closing.

(a)       On or prior to the applicable Closing Date (as defined below), the Purchaser shall deliver or cause to be delivered to the Company the following deliverables in accordance with the subscription procedures described in Section 2(b) below:

(i)       a completed and duly executed signature page of this Agreement; and

(ii)       the completed Purchaser Questionnaire included as Exhibit A or Exhibit B, as applicable, attached hereto.

(b)       The Purchaser shall deliver or cause to be delivered, preferably by fax or e-mail, the deliverables described above to the Company at the following address:

BioHiTech Global, Inc.

Attn: Brian C. Essman

80 Red Schoolhouse Rd.

Chestnut Ridge, New York 10977

Fax: (845) 262-1085

Email: bessman@biohitech.com

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Immediately following receipt of the deliverables described above from all of the Purchasers and acceptance by the Company in accordance with subsection (c) below, payment instructions will be forwarded to the Purchaser and the Purchaser shall be obligated to deliver funds no later than three business days thereafter. If the Subscription Amount is to be paid by check, the check must be mailed to the Company at the address above in time to be received by the deadline described above. If the Subscription Amount is to be paid by wire transfer, it must be wired to the following account in time to be received by the deadline described above:

TD Bank, N.A.

2035 Limestone Rd.

Wilmington, DE

SWIFT:

ABA:

ACCT #:

ACCOUNT NAME:

(c)       This Agreement sets forth various representations, warranties, covenants, and agreements of the Company and of the Purchaser, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company or the Purchaser, immediately upon the Company’s acceptance of the Purchaser’s subscription and shall thereupon be binding upon the Company and the Purchaser.  Acceptance shall be evidenced only by execution of this Agreement by the Company on its signature page attached hereto.  Upon the Company’s acceptance of the Purchaser’s subscription and receipt of the Subscription Amount, on the applicable Closing Date, the Company shall deliver to the Purchaser a duly executed copy of each of the Agreement, the Note and the Warrant.

(d)       Purchases and sales of the Securities shall be initially consummated on or before five (5) business days following the Company’s receipt of investments exceeding the Minimum Amount (the “Initial Closing Date”), and shall thereafter be additionally consummated in one or more additional closings (each such consummation, if any, a “Subsequent Closing” occurring on a “Subsequent Closing Date”). All purchases and sales of Units must be consummated before the earlier to occur of: (i) July 18, 2017 (the “Termination Date”) and (ii) five (5) business days after the date on which the Maximum Amount is subscribed for by investors and accepted by the Company (the “Maximum Amount Subscription Acceptance Date,” and the earlier to occur of the Termination Date and the Maximum Amount Subscription Acceptance Date being referred to as the “Final Closing Date,” and each of the Initial Closing Date, any Subsequent Closing Date and the Final Closing Date being referred to as a “Closing Date”), provided that the Termination Date may be extended by one (1) thirty-one (31) day period in the sole discretion of the Company and without notice to the Purchasers. The aggregate amount of purchases and sales of Securities in the Offering shall not exceed $1,750,000 if the Company increases the Maximum Amount by $250,000.

 3.       Company Representations and Warranties. Except as set forth in the SEC Reports (as that term is defined herein), the Company hereby represents and warrants that, as of each of the date of this Agreement and the Closing Date applicable to the Purchaser:

(a)       Organization and Business.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where failure to do so would have a Material Adverse Effect (as defined in Section 3(o) below). Each subsidiary of the Company listed on Schedule 3(a) hereto (the “Subsidiaries” and each a “Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as now conducted and as proposed to be conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. As of the date of this Agreement, except for the entities listed on Schedule 3(a) hereto, the Company does not own or control, directly or indirectly, any equity or other ownership

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interest in any corporation, partnership, joint venture or any other Person.  “Person” means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

(b)       Capitalization.

(i)       The Company has two classes of authorized capital stock consisting of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”) of which 8,352,712 shares of Common Stock are issued and outstanding and 0 shares of Preferred Stock are issued and outstanding.  Schedule 3(b)(i) includes a summary of the Company’s capitalization as of the date of this Agreement and as of the applicable Closing Date, and all of such capital stock of the Company has been duly and validly authorized and issued, fully paid and nonassessable. All of the issued share capital of each Subsidiary have been duly and validly authorized and issued, and are fully paid in accordance with its articles of incorporation, articles of association or applicable foreign, federal, state and local laws, including, without limitation, the corporate law of the jurisdiction of the Company’s incorporation, and are nonassessable, if applicable.

(ii)       Except as set forth on Schedule 3(b)(ii) to this Agreement: (A) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional capital stock, (B) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act and (C) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

(iii)       No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of anyone or any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer (other than restrictions on transfer under applicable state and federal securities laws or “blue sky” or other similar laws (collectively, the “Securities Laws”)) or other defect of title of any kind (each, a “Lien”) imposed through the actions or failure to act of the Company. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities.

(iv)       Except as set forth on Schedule 3(b)(iv), no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to its shareholders, from making any other distribution on such subsidiary’s issued share capital, from repaying to the Company or any other Subsidiary of the Company any loans or advances to such subsidiary from the Company or such other Subsidiary or from transferring any of such Subsidiary’s properties or assets to any of the Company or other Subsidiary.

(c)       Authorization; Enforceability.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents (as defined in subsection (f) below), the performance of all obligations of the Company under the Transaction Documents, and the authorization, issuance, sale and delivery of the Securities has been taken, and each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(d)       Valid Issuance.  The Securities being acquired by the Purchaser hereunder, are duly authorized for issuance and sale to the Purchaser, and, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration, will be validly issued, fully paid, and non-assessable, and free from all Liens. The shares of Common Stock to be issued pursuant to the exercise of the Warrants or conversion of the Notes are duly authorized and reserved for issuance and, upon exercise of the Warrants or conversion of the Notes in accordance with its terms, will be validly issued, fully paid and non-assessable and free from all Liens.

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(e)       Litigation.  Except as set forth on Schedule 3(e) or as otherwise described in the SEC Reports, to the best of Company’s knowledge, there is no material action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company.  The Company is not a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no material action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

(f)       No Conflict.  The execution, delivery and performance of this Agreement, the Note, the Warrant, and the other agreements entered into by the Company in connection with such (the “Transaction Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the charter or bylaws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) to the knowledge of Company, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) (“Laws”) applicable to the Company or by which any property or asset of the Company is bound or affected.  The Company is not in violation of its charter, bylaws, or other organizational documents.  The business of the Company is not being conducted in violation of any Law of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made by the Company in the required time thereunder, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or any Transaction Document in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof.

(g)       Intellectual Property.  Other than inventions of the Company whose patent applications have yet to be filed, Schedule 3(g) to this Agreement sets forth a complete and accurate listing of all of the Company’s patents and patent applications (“Patents”). Except as set forth on Schedule 3(g) or as otherwise described in the SEC Reports, to the best of Company’s knowledge, the Company owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use the Patents, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property in connection with the conduct of its business as now operated as presently contemplated to be operated in the future (collectively, the “Intellectual Property”). Other than as set forth on Schedule 3(g) to this Agreement, to the knowledge of Company, none of the Intellectual Property is unenforceable or invalid; none of the Company has received any notice of violation or conflict with (and none of the Company knows of any basis for violation or conflict with) rights of others with respect to the Intellectual Property; there are no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that allege the Company is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right. To the knowledge of Company (i) the Company’s current and intended products, services and processes do not violate or conflict with any intellectual property or proprietary right of any third party; and (ii) no officer, director or employee of the Company is in or has ever been in violation of any term of any patent non-disclosure agreement, invention assignment agreement, or similar agreement relating to the protection, ownership, development use or transfer of the Intellectual Property or any other intellectual property. The Company is not in breach of, and has complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property. The Company has taken reasonable steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”). To the knowledge of Company, all use or disclosure of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.

(h) Patents. The pending patent applications set forth in Schedule 3(g) (the “Pending Patents”) are being diligently prosecuted by the Company and/or Subsidiaries. To the Company’s knowledge, there

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is no existing patent or published patent application that would interfere, conflict with or otherwise adversely affect the validity, enforcement or scope of the Pending Patents if claims of such Pending Patents were issued in substantially the same form as currently written. Except as set forth on Schedule 3(g), (i) no security interests or other Liens have been created with respect to the Pending Patents; and (ii) the Pending Patents have not been exclusively licensed to another entity or Person.

(i)       Insurance. The Company and each Subsidiary maintain insurance covering their respective properties as the Company reasonably deems adequate and as is customary for companies engaged in similar businesses. Such insurance protects the Company and the Subsidiaries against losses and risks to an extent which is necessary and reasonably adequate to protect the Company and each Subsidiary and their respective businesses and includes, but is not limited to, reasonable directors’ and officers’ insurance coverage. None of the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. There is no material insurance claim made by or against the Company or any Subsidiary pending, outstanding, or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no facts or circumstances exist which would reasonably be expected to give rise to any such claim, and all due premiums in respective thereof have been paid.

(j)       SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by Law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)       Termination of Contracts. Except as set forth in the SEC Reports, none of the Company or any Subsidiary has sent or received any communications regarding termination of, or intent not to renew, any Material Agreement (as defined below) and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the knowledge of the Company, any other party to such contract or agreement.

(l)      Management.  As of the date of this Agreement, the Company’s Board of Directors and named executive officers consists of the individuals identified in the SEC Reports.

(m)       Financial Statements.  The Financial Statements included in the SEC Reports fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than those incurred in the ordinary course of business subsequent to March 31, 2017.  Since March 31, 2017, nothing has occurred which would have a Material Adverse Effect.

(n)       [Reserved]

(o)       Material Changes; Undisclosed Events, Liabilities or Developments. None of the Company or its Subsidiaries has sustained, since the date of the latest audited financial statements in the SEC Reports, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Except as set forth on Schedule 3(o) to this Agreement, since March 31, 2017, (i) there has not been any change in the share capital of the Company or any Subsidiary and none of the Company or any Subsidiary has declared any dividends or other distribution of cash or property to shareholders and none the Company nor any Subsidiary has entered into any

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agreement to purchase, redeem or any other agreement with respect to its capital stock, including the issuance of capital stock to the officers and directors of the Company and any Subsidiary; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; (iii) the Company has not altered its method of accounting; and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company does not have pending before the Securities and Exchange Commission (the “Commission”) any request for confidential treatment of information.

(p)       Labor Relations. There are no private, regulatory or governmental inquiry, action, suit, proceeding, litigation, claim, arbitration or investigation pending before any Governmental Authority (as defined below) of competent jurisdiction (each, an “Action”) pending or, to the knowledge of the Company, threatened involving the Company or any Subsidiary and any of their respective employees or former employees (with respect to their status as an employee or former employee, as applicable) including any harassment, discrimination, retaliatory act or similar claim. To the Company’s knowledge, since December 31, 2012, there has been: (i) no labor union organizing or attempting to organize any employee of the Company or any of its Subsidiaries into one or more collective bargaining units with respect to their employment with the Company or any of its Subsidiaries; and (ii) no labor dispute, strike, work slowdown, work stoppage or lock out or other collective labor action by or with respect to any employees of the Company or any of its Subsidiaries pending with respect to their employment with the Company or any of its Subsidiaries or threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other agreement with any labor organization applicable to the employees of the Company or any of its Subsidiaries and no such agreement is currently being negotiated. To the knowledge of the Company, the Company and its Subsidiaries (i) are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, including Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and have not received written notice, or any other form of notice, that there is any Action involving unfair labor practices against the Company or any of its Subsidiaries pending, (ii) are not liable for any material arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) are not liable for any material payment to any trust or to any Governmental Authority, with respect to unemployment compensation benefits, Taxes, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). Except as would not result in any material liability to the Company or any Subsidiary, there are no Actions pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(q)       [Reserved]

(r)       Compliance. None of the Company or any Subsidiary is (i) in material breach of or in default under any Laws of the United States, or any other jurisdiction where it was incorporated or operates, (ii) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities (each a “Governmental Authority”) in the United States or any other jurisdiction in which it was incorporated or operates, (iii) in violation of its constituent documents or (iv) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, with respect to (i), (ii) or (iv), where any default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)       Licenses and Permits. Except as set forth on Schedule 3(s), the Company and its Subsidiaries possess all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the

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appropriate federal, state, national and foreign regulatory authorities (collectively, the “Material Permits”) and any other state, federal, national and foreign agencies or bodies engaged in the regulation of waste management, the processing of “big data” or the “Internet of things” that are necessary to conduct their respective businesses as they are currently being conducted and as they are proposed to be conducted except where any failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of such Material Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Material Permit which revocation, modification, termination, suspension or other impairment would have a material adverse effect on the Company and its subsidiaries, taken as a whole. None of the Company or any Subsidiary has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such Material Permit and each of the Company and each Subsidiary is in material compliance with the provisions of all such Material Permits.

(t)       Regulatory Matters. The Company and each of its subsidiaries: (A) are and at all times have been in material compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, assembly, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product sold, under development, manufactured or distributed by the Company or any subsidiary (“Applicable Regulatory Laws”); (B) have not received any notice of adverse finding, warning letter, or other correspondence or written notice from any federal, state, local, national or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Regulatory Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Regulatory Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor any subsidiary is in material violation of any term of any such Authorizations; (D) have not received written notice of any proceeding, hearing, enforcement, investigation, arbitration or other action from any federal, state, local, national or foreign governmental or regulatory authority or third party alleging that any product, operation or activity is in material violation of any Applicable Regulatory Laws or Authorizations and has no knowledge that any federal, state, local, national or foreign governmental or regulatory authority or third party is considering any such proceeding, hearing, enforcement, investigation, arbitration or other action; (E) have not received written notice that any federal, state, local, national or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that any federal, state, local, national or foreign governmental or regulatory authority is considering such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Regulatory Laws or Authorizations except where the failure to file such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not result in a Material Adverse Effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(u)       Tax Matters.  The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  All such tax returns and reports filed on behalf of the Company were complete and correct and were prepared in good faith without willful misrepresentation.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as disclosed on Schedule 3(u), the Company has not received notice that any of its tax returns is presently being audited by any taxing authority.

(v)       Certain Transactions.  Except as set forth on Schedule 3(v) to this Agreement, none of the officers or directors of the Company or any Subsidiary and none of the employees or consultants of the Company or any Subsidiary (including his/her spouse, infant children, any company or undertaking in which he/she holds a

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controlling interest) is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, consultants, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee, consultant or any entity in which any officer, director, or any such employee or consultant has a substantial interest or is an officer, director, trustee, stockholder, member or partner other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option under any stock option plan of the Company. Except as set forth on Schedule 3(v), there are no material relationships or transactions between the Company and/or a Subsidiary on the one hand and the Company’s affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the Company’s filings with the Securities & Exchange Commission.

(w)       Material Agreements.  All Material Agreements are in full force and effect and constitute legal, valid and binding obligations of the Company, and to the Company’s knowledge, the other parties thereto, and are enforceable in accordance with their respective terms.  Neither the Company nor, to the Company’s knowledge, any person is in default under the terms of any Material Agreement, and no circumstance exists that would, with the giving of notice or the passage of time, constitute a default under any Material Agreement. Except as disclosed on Schedule 3(w) to this Agreement, since December 31, 2016, or in the SEC Reports, there are no agreements, understandings, commitments, instruments, contracts, employment agreements, proposed transactions or judgments to which the Company is a party or by which it is bound which may involve obligations (contingent or otherwise), or a related series of obligations (contingent or otherwise), of or to, or payments, or a related series of payments, by or to the Company in excess of $250,000 in any one year.

(x)       Title to Assets.  The Company has good and marketable title to all real and personal property owned by it that is material to the business of the Company, in each case free and clear of all liens and encumbrances, except those, if any, included on Schedule 3(x) or incurred in the ordinary course of business consistent with past practice.  Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally and other equitable remedies) with which the Company is in compliance in all material respects.

(y)       Subsidiaries; Joint Ventures.  Except for the subsidiaries described in Schedule 3(a), the Company has no subsidiaries and (i) does not otherwise own or control, directly or indirectly, any other Person and (ii) does not hold equity interests, directly or indirectly, in any other Person.

(z)       Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the applicable Closing Date. As disclosed in the SEC Reports, the Company and the Subsidiaries do not maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries are not effective to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is

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reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries. Neither the Company’s Board of Directors nor its internal auditors have recommended that the Company review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

(aa)     Disclosure. The Company understands and confirms that the Purchaser will rely on the representations and warranties contained herein in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the disclosure schedules to this Agreement, taken as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(bb)     Solvency. Based on the consolidated financial condition of the Company as of the applicable Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Closing Date. Schedule 3(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments that has been entered into, or otherwise committed to, since the Company’s most recent SEC Report. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc)     Environmental. The Company and each Subsidiary and their respective properties, assets and operations are in compliance in all material respects with and hold all permits, authorizations and approvals required under Environmental Laws (as defined below). There are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by any of the Company or a Subsidiary with, Environmental Laws. None of the Company or any Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit, investigation or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), except where (i), (ii), (iii) and (iv) would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Environmental Law” means any national, provincial,

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municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(dd)     Fundamental Transaction. None of the Company nor any Subsidiary is currently a party to any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(ee)     Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the SEC Reports has been made or reaffirmed with a reasonable basis and in good faith.

(ff)     Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(gg)     U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(hh)     Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ii)       Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(jj)     Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(kk)     Registration Rights. Except as set forth on Schedule 3(kk), there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

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(ll)     No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the securities offered in the Offering.

(mm)     No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities.  The issuance of the Securities will not be integrated (as defined in Rule 502 of the Securities Act) with any other issuance of the Company’s securities (past, current or future) that would require registration under the Securities Act of the issuance of the Securities.

(nn)     Offering.  Subject to the accuracy of the Purchaser’s representations and warranties in Section 4 of this Agreement, and the accuracy of the other Purchasers’ representations and warranties in their respective Securities Purchase Agreements, the offer, sale and issuance of the Securities in the Offering constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(oo)           Risks Related to the Company and the Offering.  An investment in the Securities involves a high degree of risk and uncertainty.  The SEC Reports include information about the material risks faced by the Company, however, they may not be the only risks and are hereby incorporated by reference.  Additional unknown risks or risks that the Company currently considers to be immaterial may also impair the Company’s business operations.  If any of the events or circumstances described in the SEC’s Reports actually occurs, the Company’s business, financial condition or results of operations could suffer.

4.       Purchaser Acknowledgements and Representations.  In connection with the purchase of the Securities, Purchaser represents and warrants as of the Closing Date applicable to the Purchaser and/or acknowledges, to the Company, the following:

(a)       Acceptance.  The Company may accept or reject this Agreement and the number of Securities subscribed for hereunder, in whole or in part, in its sole and absolute discretion.  The Company has no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of the Securities would constitute a violation of federal or state securities laws.

(b)       Irrevocability.  This Agreement is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder to the extent that this Agreement is rejected by the Company.

(c)       Binding.  This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(d)       No Governmental Review.  No federal or state agency has made any finding or determination as to the fairness of the Offering for investment, or any recommendation or endorsement of the Securities.

(e)       No Voting Rights.  Unless and until the Warrant is exercised or the Note is converted and the Common Stock issued, the Purchaser is not entitled to voting rights for the shares of Common Stock underlying the Notes and Warrants.

(f)       Professional Advice; Investment Experience.  The Company has made available to the Purchaser, or to the Purchaser’s attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company.  The Company has provided answers to all

12

questions concerning the Offering and an investment in the Company.  The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser’s professional technical, legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser’s particular tax and financial situation.  All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser’s financial position is, to Purchaser’s knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company.  The Purchaser has such knowledge, skill, and experience in technical, business, financial, and investment matters so that he/she/it is capable of evaluating the merits and risks of an investment in the Securities.  To the extent necessary, the Purchaser has retained, at his/her/its own expense, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Securities.

(g)       Investment Purpose.  Purchaser is purchasing the Securities for investment for his, her or its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act in violation of such act.  Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Securities.  Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

 (h)       Reliance on Exemptions.  Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein and in Exhibit A or Exhibit B, as applicable, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(i)       Restricted Securities.  Purchaser understands that the Securities are “restricted securities” under applicable Securities Laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that the Company has no obligation to register or qualify the Securities or Common Stock underlying the Securities for resale, except from and after the Closing Date and until eighteen (18) months after the Closing Date, if the Company contemplates making an offering of Common Stock (or other equity securities convertible into or exchangeable for Common Stock) registered for sale under the Securities Act or proposes to file a Registration Statement covering any of its securities, the Company will at each such time give prompt written notice to Purchaser of its intention to do so and of the registration rights granted under this Agreement. Upon the written request of Purchaser made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by Purchaser and the intended method of disposition thereof), the Company will, at its sole cost and expense, use its best efforts to effect the registration of all Registrable Securities which the Company has been so requested to register by Investments and/or Purchaser, to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities by Investments and/or Purchaser, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register; provided, that if the Company is unable to register the full amount of Registrable Securities in an “at the market offering” under SEC rules and regulations due to the high percentage of the Company’s Common Stock the Registrable Securities represents (giving effect to all other securities being registered in the Registration Statement), then the Company may reduce, on a pro rata basis, the amount of Registrable Securities subject to the Registration Statement to a lesser amount which equals the maximum number of Registrable Securities that the Company is permitted to register in an “at the market offering”; and provided, further, that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such Registrable Securities, the Company may, at its election, give written notice of such determination and/or the Purchaser and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities

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in connection with such registration (but not from its obligation to pay the expenses of registration in connection therewith), and (ii) in the case of a determination to delay registering such Registrable Securities, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. If Purchaser shall have transferred all or part of its Registrable Securities, then for purposes of this Section, the term “Purchaser” shall reference Purchaser and/or such transferee(s).

(j)       Professional Advice.  The Company has not received from its legal counsel, accountants or professional advisors any independent valuation of the Company or any of its equity securities, or any opinion as to the fairness of the terms of the Offering or the adequacy of disclosure of materials pertaining to the Company or the Offering.

(k)       Risk of Loss.  The Purchaser has adequate net worth and means of providing for his/her/its current needs and personal contingencies to sustain a complete loss of the investment in the Securities at the time of investment, and the Purchaser has no need for liquidity in the investment in the Securities.  The Purchaser understands that an investment in the Securities is highly risky and that he/she/it could suffer a complete loss of his/her/its investment.

(l)       Information.  The Purchaser understands that any plans, estimates and projections, provided by or on behalf of the Company, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise of the future performance of the Company.  The Purchaser acknowledges that neither the Company nor anyone acting on the Company’s behalf makes any warranty, express or implied, as to the accuracy or correctness of any such plans, estimates and projections, and there are no assurances that such plans, estimates and projections will be achieved.  The Purchaser understands that the Company’s technology and products are new, and not all of the technology and/or products may be tested and commercialized, and that there is no guarantee that the technology and products will be commercially successful.  The Purchaser understands that all of the risks associated with the technology are not now known.  Before investing in the Offering, the Purchaser has been given the opportunity to ask questions of the Company about the technology and the Company’s business and the Purchaser has received answers to those questions.

(m)       Authorization; Enforcement.  Each Transaction Document to which a Purchaser is a party: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of the Purchaser, and (iii) will constitute, upon execution and delivery by the Purchaser thereof and the Company, the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(n)       Residency.  If the Purchaser is an individual, then Purchaser resides in the state or province identified in the address of such Purchaser set forth in the Purchaser Questionnaire; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in the Purchaser Questionnaire.

(o)       Communication of Offer. The Purchaser contacted the Company with respect to a potential investment in the Securities.  The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(p)       No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser (if the Purchaser is an entity), (ii) conflict with, or

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constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser.

(q)       Organization.  If the Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  If the Purchaser is an entity, the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.

(r)       Disclosure. The Purchaser has had an opportunity to review and evaluate the disclosure in the Company’s filings with the Securities & Exchange Commission and does not have any questions or requests for additional information.

(s)       No Other Representations.  Other than the representations and warranties contained in the Transaction Documents, the Purchaser has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

5. Covenants.

(a)       As long as a Note is outstanding, without the written consent of the holders of an aggregate majority of the principal amount of the Notes then outstanding, together with a series of notes outstanding with an initial closing date of November 18, 2016 that are substantially similar to this Note, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, undertake the following:

(i)       increase or decrease the authorized number of shares of the Company’s capital stock, except in connection with a reverse stock split required for the Listing or as is required to ensure that the Company has reserved a sufficient number of shares of Common Stock to issue upon conversion of the Notes and exercise of the Warrants;

(ii)       take any action that results in the distribution of a dividend or the repurchase or redemption of any shares of capital stock (other than pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares at the lower of cost or fair market value upon the termination of services);

(iii)       amend any provision of the Company’s Certificate of Incorporation or bylaws, except in order to increase or decrease the Company’s capital stock as permitted in Section 5(a)(i) above;

(iv)       except as otherwise disclosed on a Schedule hereto, take any action that results in a security interest being placed on all or substantially all of the Company’s assets or Intellectual Property;

(v)       enter into any material new line of business or material change to the Company’s existing line of business, which existing business is understood to cover environmental technologies, as well as data measurement, collection and presentation from industrial equipment;

(vi)       replace the Company’s Chief Executive Officer or other senior executive officers, except in the event of their respective death, disability, incapacity or retirement;

(vii)       sell, transfer, pledge, dispose of, license or enter into any exclusive distribution or exclusive partnership agreement related to any of the Intellectual Property rights of the Company or other Company assets, other than in the ordinary course of business (it being understood that entering into

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exclusive sub-distribution agreements in the nature of those disclosed in the Company’s filings with the SEC Reports are in the ordinary course of business);

(viii)       acquire any business (whether by stock or asset purchase, merger, consolidation or otherwise) in excess of $2,500,000 in aggregate purchase price;

(ix)       enter into an agreement to issue, or issue, any debt, equity or other securities of the Company that is pari passu or senior to the Notes, or modify to the same effect any of the foregoing which may be outstanding (unless any such modification is no less favorable to the Company than those currently outstanding), except for customary trade financing, mortgages, leases, or other commercial financing activities or any stock option or incentive compensation plans;

(x)       engage in any material transactions with affiliates (for purposes of this subparagraph (xv), the term “affiliates” refers to the officers, directors and holders of 10% or more of the Company’s common stock) except in connection with the Company’s lease from BioHitech Realty LLC;

(xi)       liquidate, enter into bankruptcy, dissolve or wind-up its business and affairs; or

(xii)       enter into any Equity Line of Credit or similar agreement, or any issuance or agreement to issue any floating or Variable Rate Securities (as defined below) or any of the foregoing or equity with price reset rights. For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Rate Securities” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock.

(b)       Until the later of (i) the repayment of the Notes in full and (ii) the exercise of all Warrants on or prior to their expiration, the Company covenants to maintain the registration of its Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13 or 15(d) the Exchange Act with the Commission even if the Company is not then subject to the reporting requirements of Section 13 or 15(d) the Exchange Act. If at any time Rule 144 (as defined below) is not available with respect to the Shares or the shares of Common Stock underlying the Warrants or Notes due to the Company’s failure to remain current with its reporting obligations under the Exchange Act (“Public Information Failure”), then the Company shall pay in cash by wire transfer of immediately available funds an amount per month equal to 1% of the aggregate VWAP of all of the Shares or shares of Common Stock underlying the Warrants or Notes which are not able to be delivered to the holder thereof without legend because of such Public Information Failure. Such Public Information Failure payments shall continue until such time as the Shares or shares of Common Stock underlying the Warrants or Notes, as the case may be, are able to be delivered without legend (to be pro-rated for any periods which are less than one month). As used herein, “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration, and “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on The Nasdaq Stock Market or NYSE MKT, (b) if the Common Stock is not then listed or quoted for trading on The Nasdaq Stock Market or NYSE MKT, the OTCQB or such other quotation system or association, (c) and if prices for the Common Stock are not then reported in or by any of the foregoing, in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the

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holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

6.           Restrictive Legends and Stop-Transfer Orders.

(a)          Legends.  The certificate or certificates representing each of the Securities shall bear a legend substantially to the following effect (as well as any legends required by applicable state corporate law or federal or state securities laws):

(i)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

(ii)	THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED ______________, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(iii)	Any legend required to be placed thereon by any appropriate securities commission or commissioner.

(b)       Stop-Transfer Notices.  The Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)       The Company, shall pay, on behalf of any Purchaser requesting the transfer or resale of Securities pursuant to Section 6(a)(i), a sum sufficient to reimburse any expenses or fees that may be reasonably imposed in connection with the processing of such transfer, provided that such expenses or fees relate to transfer agent charges, the cost of issuing new certificates or an opinion of counsel relating to the lifting of the transfer legends.

(d)       The Shares and shares of Common Stock underlying the Warrants and Notes shall be further subject to a customary lockup agreement in the event that the Shares and/or shares of Common Stock underlying the Warrants and Notes become freely tradable under Rule 144 prior to a Listing or Public Offering.

7.           Conditions to Closing.

(a)       Conditions to the Company’s Obligation to Sell.  The obligation of the Company hereunder to issue and sell Securities to the Purchaser is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)       The Purchaser shall have complied with Sections 2(a) and (b);

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(ii)       The representations and warranties of the Purchaser shall be true and correct in all material respects; and

(iii)       No material litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b)       Conditions to Each Purchaser’s Obligation to Purchase.  The obligation of the Purchaser hereunder to purchase the Securities is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in his/her/its sole discretion:

(i)       The Company shall have complied with Section 2(d) in all material respects;

(ii)       The representations and warranties of the Company shall be true and correct as of the applicable Closing Date, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date;

(iii)       No material litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement; and

(iv)       No event shall have occurred which would reasonably be expected to have a Material Adverse Effect on the Company.

8.           Miscellaneous.

(a)       Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(b)       Entire Agreement; Enforcement of Rights.  This Agreement, together with the exhibits and schedules attached hereto, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any and all prior agreements or discussions between them, including any term sheet, letter of intent or other document executed by the parties prior to the date hereof relating to such subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)       Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)       Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be

18

deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)       Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally (including two business days after deposit with a reputable overnight courier service, properly addressed to the party to receive the same) or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth herein or as subsequently modified by written notice.

(f)       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)       Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The covenants and obligations of the Company hereunder shall inure to the benefit of, and be enforceable by the Purchaser against the Company, its successors and assigns, including any entity into which the Company is merged.  The rights and obligations of Purchasers under this Agreement may only be assigned with the prior written consent of the Company.

(h)       Third Party Beneficiary.  This Agreement is intended for the benefit of the undersigned parties and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)       Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)       Expenses.  The Company and Purchaser shall each pay their respective costs and expenses incurred by them with respect to the negotiation, execution, delivery and performance of this Agreement.

(k)       Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transaction contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.

(l)       Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

 (m)       Remedies.  All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement.  Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

[Remainder of Page Intentionally Left Blank]

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The Purchaser, by his, her or its signature below, or by that of its authorized representative, confirms that the Purchaser has carefully reviewed and understands, and voluntarily enters into, this Agreement.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of _______________, 201__ and has or will be tendering a cash investment in the amount of $_____________.00.

PURCHASER (if individual):	PURCHASER (if entity):

Signature	Name of Entity
Tax Identification No.:

Name (type or print)

Tax Identification No.:	By:

Signature of Co-Signer (if any)	Name:

Name of Co-Signer (type or print)	Its:

Tax Identification No.:

CONTACT INFORMATION:
ADDRESS OF PURCHASER:

(No., Street and Unit)	(Phone Number)

(City, State, Postal Code)	(Email address)

******************************PORTION BELOW TO BE COMPLETED BY THE COMPANY******************************

AGREED AND ACCEPTED as of ________________, 201__.

BIOHITECH GLOBAL, INC.

By: ___________________________________

Name: ________________________________

Title: __________________________________

Subscription Amount (as accepted by the Company):

$________________________

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EXHIBIT A

PURCHASER QUESTIONNAIRE (U.S. RESIDENTS)

[see attached]

21

EXHIBIT B

PURCHASER QUESTIONNAIRE (NON-U.S. RESIDENTS)

[not applicable]

22

EXHIBIT C

FORM OF NOTE

[see attached]

23

EXHIBIT D

FORM OF WARRANT

[see attached]

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